Exhibit 10.4

This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the “Subordination Agreement”) dated as of May 2, 2013, among Very Hungry LLC, a Colorado limited liability company, Scott Reiman 1991 Trust, Prospect Global Resources, Inc., a Nevada corporation (the “Borrower”) and The Karlsson Group, Inc., an Arizona corporation (“Senior Lender”), to the indebtedness (including interest) owed by the Borrower to Senior Lender pursuant to the Borrower’s Guaranty, and to indebtedness refinancing such indebtedness as contemplated by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.

For the purposes of Sections 1272, 1273 and 1275 of the Internal Revenue Code of 1986, as amended, this Note is being issued with original issue discount.  You may contact the Borrower at 1407 17th Street, Suite 1550, Denver, CO 80202, attention Chief Financial Officer, and the Borrower will provide you with the issue price, the amount of original issue discount, the issue date and the yield to maturity of this Note.

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SUCH ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR LENDER, SATISFACTORY TO BORROWER, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

PROSPECT GLOBAL RESOURCES INC.

SUBORDINATED PROMISSORY NOTE

$1,063,982.70	May 2, 2013

For Value Received, The Borrower hereby unconditionally promises to pay to the order of Scott Reiman 1991 Trust (“Lender”), in lawful money of the United States of America and in immediately available funds, the principal sum of ONE MILLION SIXTY-THREE THOUSAND NINE HUNDRED EIGHTY-TWO DOLLARS AND SEVENTY CENTS ($1,063,982.70), due and payable on the dates and in the manner set forth below (the “Note”).  The Note shall not bear interest.  The Borrower acknowledges receipt of $967,257.00 of cash proceeds from the issuance of the Note.

1.                                      Repayment and Conversion.

(a)                                 Repayment Upon Maturity; Prepayment.  Unless the Note has been (i) converted in accordance with the terms of this Section 1 or (ii) repaid, the outstanding principal balance of the Note and all accrued and unpaid interest thereon shall become due and payable on

September 9, 2013 (the “Maturity Date”), and at any time on or after the Maturity Date, Lender, at its sole discretion, may demand payment of the entire outstanding principal balance of the Note (the “Payment Demand”).  Borrower may prepay the Note or any portion thereof at anytime without penalty.

(b)                                 Conversion upon a Rights Offering.  If Borrower consummates a rights offering (the “Rights Offering”) of its Common Stock, $0.001 par value (“Common Stock”), to its stockholders while this Note is outstanding for aggregate consideration of not less than $12,000,000 and this Note has not been paid in full, then the outstanding principal balance of the Note thereon shall, upon closing of the Rights Offering, convert into a number of shares of Common Stock equal to (i) the outstanding principal balance of the Note, divided by (ii) the price per share paid by the investors to purchase the shares issued pursuant to the Rights Offering and otherwise upon the terms and conditions of such Rights Offering; provided, however that such conversion is conditioned on the Company having received shareholder approval of such conversion. If such conversion occurs and the Rights Offering also includes warrants or other rights to acquire securities of Borrower in the future, Borrower shall issue to Lender upon the closing of the Rights Offering, a warrant or warrants and rights exercisable for or carrying the right to purchase securities of Borrower (together, “Warrants”) on the same terms and conditions as given to the other investors in the Rights Offering; provided, however, that Borrower shall not be obligated to issue such Warrants unless the Note is either delivered to Borrower or its transfer agent as provided below, or Lender notifies Borrower or its transfer agent in writing that the Note has been lost, stolen or destroyed and executes an agreement satisfactory to Borrower to indemnify Borrower from any loss incurred by it in connection with such Note.

(c)                                  Cash Payment Upon a Liquidity Event.  In the event of a Liquidity Event (as defined below) prior to the Maturity Date and prior to the Note having been paid in full or converted as provided above, then Borrower shall, in full satisfaction of all obligations under this Note, make a cash payment to Lender equal to 120% of the outstanding principal balance of the Note as of immediately prior to the closing of the Liquidity Event.  “Liquidity Event” means (x) a consolidation or merger of Borrower with or into any other corporation or other entity or person, or any other corporate reorganization or transaction, in which the stockholders of Borrower immediately prior to such consolidation, merger or reorganization, own less than 50% of the voting power of the surviving entity immediately after such consolidation, merger or reorganization (except for transactions principally for bona fide equity financing purposes in which cash is received by Borrower or indebtedness of Borrower is cancelled or converted or a combination thereof), or (y) a sale, lease, sublease or license by Borrower of all or substantially all of its assets.

2.                                      Mechanics of Conversion.  In the event of conversion pursuant to Section 1, the Note shall be converted automatically without any further action by Lender and whether or not the Note is surrendered to Borrower or its transfer agent; provided, however, that Borrower shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the Note is either delivered to Borrower or its transfer agent as provided below, or Lender notifies Borrower or its transfer agent in writing that the Note has been lost, stolen or destroyed and executes an agreement satisfactory to Borrower to indemnify Borrower from any loss incurred by it in connection with such Note.  Upon the occurrence of such conversion, Lender shall surrender the Note at the office of Borrower or any transfer agent for the shares of Common Stock issuable upon conversion.  Thereupon, there shall be issued and delivered to Lender, at such office and in its name as shown on such surrendered Note, a certificate for the number of shares of Common Stock into which the Note was convertible on the date on which such conversion occurred

3.                                      Fractional Shares.  No fractional share shall be issued upon the conversion of the Note. Borrower shall, in lieu of issuing any fractional share, pay Lender a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the board of directors of Borrower).

4.                                      Payments.  All payments of principal shall be in lawful money of the United States of America and shall be payable at the primary address of Lender unless another place of payment shall be specified in writing by Lender.  Payment on the Note shall be applied to the outstanding principal balance hereof.  If any payments on the Note become due on a Saturday, Sunday, or a public holiday under the laws of the state of Colorado, such payment shall be made on the next succeeding business day.

5.                                      Default.  Each of the following events shall be an “Event of Default” hereunder:

(a)                                 Borrower fails to pay timely any of the principal amount or other amounts due under this Note when due, whether by acceleration or otherwise;

(b)                                 any breach of any representation, warranty or covenant made by the Borrower in the Note;

(c)                                  Borrower engages in any liquidation, dissolution, winding up of Borrower;

(d)                                 Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(e)                                  An involuntary petition is filed against Borrower under any bankruptcy statute now or hereafter in effect, and such petition is not dismissed or discharged within 60 days, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower; and

(f)                                         the Note shall cease to be in full force and effect and enforceable against the Borrower in accordance with its terms (other than by reason of any action taken (or the failure to take any action) by the Lender).

6.                                      Remedies.  Upon the occurrence and during the continuance of any Event of Default, the outstanding principal balance of the Note shall, all at the option of Lender, upon notice to Borrower (except that no such election by Lender and notice to Borrower shall be required in the case of an Event of Default of the type specified in Sections 5(d) or 5(e)), automatically be immediately due, payable and collectible by Lender pursuant to applicable law.

7.                                      Cumulative Remedies.  Lenders’ rights and remedies under the Note shall be cumulative.  Lender shall have all other rights and remedies not inconsistent herewith as provided under the Uniform Commercial Code, by law or in equity.  No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver.

8.                                      Creditor’s Rights.  Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of the Note.  Borrower hereby acknowledges that Lender shall be entitled to recover, and the undersigned agrees to pay when incurred, all reasonable costs and expenses of collection of the Note, including without limitation, reasonable attorneys’ fees.  The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law. Borrower and Lender consent irrevocably to personal jurisdiction in the state and federal courts located in Denver, Colorado for the resolution of any disputes arising hereunder or relating hereto.

9.                                      Representations and Warranties of Lender.  Lender hereby represents and warrants to Borrower as follows:

(a)                                       Acquisition for Own Account.  Lender is acquiring the Note and all securities referred to herein (the “Investor Securities”) for its own account and for investment purposes only, and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act.  Lender understands that the Investor Securities have not been registered under the Securities Act or any applicable state securities laws by reason of a specific exemption therefrom that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

(b)                                       Speculative Investment; Accredited Investor Status.  Lender realizes that the purchase of the Investor Securities will be a highly speculative investment.  Lender is able, without impairing Lender’s financial condition, to hold the Investor Securities for an indefinite period of time and to suffer a complete loss of Lender’s investment.  By virtue of Lender’s experience in evaluating and investing in private placement transactions of securities in companies similar to Borrower, Lender is capable of evaluating the merits and risks of Lender’s investment in Borrower and has the capacity to protect Lender’s own interests.  Lender is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act or, if Lender is not an accredited investor, Lender possesses such expertise, knowledge and sophistication in financial and business matters generally, and familiarity with this investment, that together with its or their investment advisors is capable of evaluating the merits and economic risks of acquiring the Investor Securities.

(c)                                        Limitation on Transfer.  Lender understands that no public market now exists, and that a public market may never exist, for any of the securities of Borrower.  Lender understands that the Investor Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available.  Moreover, Lender understands that Borrower is under no obligation to register the Investor Securities.  Lender is aware of Rule 144 promulgated under the Act that permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, but that Borrower has made no commitment to satisfy such conditions.  Lender understands that the

Investor Securities will be imprinted with a legend which prohibits the transfer of the Investor Securities unless they are registered or such registration is not required in the opinion of counsel reasonably satisfactory to Borrower.

10.                               Representations and Warranties of Borrower.  The Borrower hereby represents and warrants to Lender as follows:

(a)                                 Organization of the Borrower.  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  The Borrower has full corporate power and authority to own, use, lease and license its assets and its properties and to carry on its business as it is now being conducted.

(b)                                 Capitalization. Borrower’s authorized capital stock consists of 300,000,000 shares of Common Stock and 100,000,000 shares of Preferred stock,  of which 72,670,718 shares of Common Stock are issued and outstanding.  Borrower has no other authorized or outstanding shares of capital stock.  Each outstanding share of Borrower’s Common Stock has been, and any shares of Common Stock into which this Note is convertible, will be, duly authorized and validly issued, fully paid and nonassessable, and not have been issued in violation of the preemptive rights of any shareholder.

(c)                                  Power and Authority.  Borrower has full power and authority to enter into this Note and to consummate the transactions contemplated hereby. Borrower has duly and validly executed and delivered the Note.  The Note constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

(d)                                 No Conflict.  The execution and delivery by Borrower of the Note and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation of the Borrower, as amended, or Bylaws of the Borrower, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Borrower or any of its properties or assets is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Borrower or its properties or assets.

(e)                                  Approvals.  Except as may be required by any state “blue sky” laws, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency, regulatory authority or political subdivision thereof, any securities exchange or any other person is required in connection with the execution, delivery or performance by Borrower of the Note.

(f)                                   Related Party Transactions.  The issuance of this Note has been, and the issuance of any Common Stock on conversion of this Note will be, duly approved by Borrower’s board of directors in compliance with Borrower’s relevant corporate documents, Nasdaq regulations and applicable law, and has been or will be timely disclosed in compliance with applicable law, regulations and stock exchange rules.

(g)                                 Affirmative Covenants of Borrower.  Borrower covenants and agrees that, between the date hereof and the date of repayment the outstanding principal balance of the Note Borrower shall:

(a)                                 Corporate Existence.  At all times cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses.

(b)                                 Compliance with Laws.  Comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which could reasonably be expected to have a material adverse effect on its business or properties.

(c)                                  Books and Records.  Maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied.

11.                               Negative Covenants of Borrower.  Borrower covenants and agrees that, between the date hereof and the repayment of the outstanding principal balance of the Note,  Borrower shall not:

(a)                                 Debt Incurrence.  Create, incur, assume or suffer to exist any indebtedness that is senior in right of payment to the Note.

(b)                                 Material Transaction.  Enter into any material joint venture or strategic partnership, or make any acquisition of or investment in any Person, other than such a transaction in which the Obligations will be paid in full at the closing of such transaction.

(c)                                  Change in Business.  Make any change or modification to Borrower’s current business.

12.                               Governing Law.  The Note shall be governed by, and construed and enforced in accordance with, the laws of the state of Colorado, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

13.                               Amendment and Waiver.  Any provision of this Note may be amended or waived in a writing signed by both Borrower and Lender. No failure or delay on the part of the Lender to exercise any right, remedy, power or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

14.                               Successors and Assigns.  The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower.

15.                               Transfers. The Note is not transferable without the written consent of the Company (which consent shall not be unreasonably withheld) except to an Affiliate (as defined in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act, as amended) of the Holder.  This Note may be transferred only upon its surrender to Borrower for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to Borrower.  Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount shall be issued to, and registered in the name of, the transferee.  Principal shall be paid solely to the registered holder of this Note.  Such payment shall constitute full discharge of Borrower’s obligation to pay such principal.

16.                               Notice.  Notice permitted or required to be given hereunder shall be deemed sufficient if given in writing by reputable overnight delivery service or by registered or certified mail, postage prepaid, return receipt requested, addressed to the respective addresses of the parties set forth below or at such other address as the respective parties may designate by like notice from time to time.  Notices so given shall be deemed effective upon the earlier of (i) receipt by the party to which notice is given; (ii) on the fifth business day following the date such notice was deposited in the mail; or (iii) on the second business day following the date such notice was delivered to a reputable overnight delivery service.

[Signature page follows.]

In Witness Whereof, the parties have executed the Note as of the date first above written.

BORROWER:

PROSPECT GLOBAL RESOURCES INC.

By:	/s/ Damon G. Barber
Name:	Damon G, Barber
Title:	President and Chief Executive Officer

LENDER:

SCOTT REIMAN 1991 TRUST

By:	/s/ Brian Fleishmann
Name:
Title: